Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2008, accompanying the consolidated financial statements and schedule included in the Annual Report of Luna Innovations Incorporated on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of Luna Innovations Incorporated on Form S-8 (File No. 333-138745, effective November 16, 2006).

McLean, Virginia

March 18, 2008

/S/ GRANT THORNTON, LLP
Grant Thornton, LLP

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